Exhibit 10.3

SYPRIS SOLUTIONS, INC.

FIRST AMENDMENT

TO NOTE PURCHASE AGREEMENT

$7,500,000 4.73% Senior Notes, Series A

Due June 30, 2009

$27,500,000 5.35% Senior Notes, Series B

Due June 30, 2011

$20,000,000 5.78% Senior Notes, Series C

Due June 30, 2014

Dated as of August 3, 2005

To the Holders of the Senior Notes

of Sypris Solutions, Inc.

Named in the Attached Schedule I

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of June 1, 2004 (the “Note Agreement”) among Sypris Solutions, Inc., a Delaware corporation (the “Company”), and each of the Purchasers named in Schedule A thereto pursuant to which the Company issued $7,500,000 aggregate principal amount of its 4.73% Senior Notes, Series A, due June 30, 2009, $27,500,000 aggregate principal amount of its 5.35% Senior Notes, Series B, due June 30, 2011 and $20,000,000 aggregate principal amount of its 5.78% Senior Notes, Series C, due June 30, 2014 (together, the “Notes”). You are referred to herein individually as a “Holder” and collectively as the “Holders.” Capitalized terms used and not otherwise defined in this First Amendment to Note Purchase Agreement (this “Amendment”) shall have the meanings ascribed to them in the Note Agreement, as amended hereby.

The Company has requested the amendment of Section 10.1 (Consolidated Net Debt) of the Note Agreement to better conform to its operations and its bank facility. The Holders have agreed to modify the Note Agreement on the terms and conditions set forth herein.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Holders agree as follows:

1. AMENDMENTS TO NOTE AGREEMENT

1.1. Amendment of Section 10.1. Section 10.1 of the Note Agreement is amended to read in its entirety as follows:

“10.1 Consolidated Net Debt; Fixed Charge Coverage Ratio.

(a) The Company will not permit the ratio of Consolidated Net Debt to Consolidated EBITDA (for the Company’s then most recently completed four fiscal quarters) as of the last day of any fiscal quarter to be greater than the following:

(i) 3.25 to 1.00 for the period of four fiscal quarters ending June 30, 2005;

(ii) 3.75 to 1.00 for the period of four fiscal quarters ending September 30, 2005;

(iii) 3.25 to 1.00 for the period of four fiscal quarters ending December 31, 2005; and

(iv) 3.00 to 1.00 for the period of four fiscal quarters ending March 31, 2006 and for the period of four fiscal quarters ending on each fiscal quarter thereafter.

If, during the period for which Consolidated EBITDA is being calculated, the Company or a Subsidiary has (i) acquired one or more Persons (or the assets thereof) or (ii) disposed of one or more Subsidiaries (or substantially all of the assets thereof), Consolidated EBITDA shall be calculated on a pro forma basis (including adjustments to reflect consolidation savings) as if all of such acquisitions and all such dispositions had occurred on the first day of such period.”

(b) The Company shall not permit the Fixed Charge Coverage Ratio for any fiscal quarter to fall below the following applicable ratio calculated as of the end of the applicable fiscal quarter set forth below:

Fiscal Quarter Ending	Applicable Minimum Ratio
3/31/05	1.25 to 1.00
6/30/05	1.25 to 1.00
9/30/05	1.25 to 1.00
12/31/05	1.50 to 1.00
3/31/06	1.75 to 1.00
6/30/06 and thereafter	2.00 to 1.00”

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1.2. Schedule B. The following defined terms are added to Schedule B:

“EBIT” means, as the end of any fiscal quarter, the sum of the amounts for such period of the Company’s (i) Consolidated Net Income, (ii) Consolidated Interest Expense and (iii) provisions for taxes based on income for the previous four fiscal quarters, determined on a consolidated basis in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, as of any date, the ratio of (i) the sum of the Company’s EBIT plus Operating Lease Rentals to (ii) the sum of the Company’s Consolidated Interest Expense, plus Operating Lease Rentals.

“Operating Lease Rentals” means the periodic expense for the portion of obligations with respect to non-capital leases determined on a consolidated basis in accordance with GAAP.

2. REAFFIRMATION; REPRESENTATIONS AND WARRANTIES

2.1. Reaffirmation of Note Agreement. The Company reaffirms its agreement to comply with each of the covenants, agreements and other provisions of the Note Agreement and the Notes, including the additions and amendments of such provisions effected by this Amendment.

2.2. Note Agreement. The Company represents and warrants that the representations and warranties contained in the Note Agreement are true and correct as of the date hereof, except (a) to the extent that any of such representations and warranties specifically relate to an earlier date and (b) for such changes, facts, transactions and occurrences that have arisen since June 1, 2004 in the ordinary course of business, (c) such other matters as have been previously disclosed in writing by the Company (including in its financial statements and notes thereto) to the Holders and (d) other changes that could not reasonably be expected to have a Material Adverse Effect, except for changes in Indebtedness permitted by the Note Agreement.

2.3. No Default or Event of Default. After giving effect to the transactions contemplated hereby, there will exist no Default or Event of Default.

2.4. Authorization. The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and do not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Note Agreement and this Amendment each constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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3. EFFECTIVE DATE

This Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

3.1. Consent of Holders to this Amendment. Execution by the Holders of at least a majority of the aggregate principal amount of the Notes outstanding and receipt by the Holders of a counterpart of this Amendment duly executed by the Company.

3.2. Amendment Fee. Each Holder shall have received payment of an amendment fee equal to 0.20% of the principal amount of the outstanding Notes held by such Holder.

3.3. Expenses. The Company shall have paid all fees and expenses of special counsel to the Holders.

4. MISCELLANEOUS

4.1. Ratification. The Note Agreement, as amended hereby, shall remain in full force and effect and is ratified, approved and confirmed in all respects.

4.2. Reference to and Effect on the Note Agreement. Upon the final effectiveness of this Amendment, each reference in the Note Agreement and in other documents describing or referencing the Note Agreement to the “Agreement,” “Note Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

4.3. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

4.4. Governing Law. This Amendment shall be governed by and construed in accordance with Illinois law, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

4.5. Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.

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IN WITNESS WHEREOF, the Company and the Holders have caused this Amendment to be executed and delivered by their respective officer or officers thereunto duly authorized.

SYPRIS SOLUTIONS, INC.

By:
Name:
Title:

HOLDERS:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:
Name:
Title:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	CIGNA Investments, Inc. (authorized agent)

By:
Name:
Title:

LIFE INSURANCE COMPANY OF NORTH AMERICA

By:	CIGNA Investments, Inc. (authorized agent)

By:
Name:
Title:

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

By:
Name:
Title:

JEFFERSON-PILOT LIFE INSURANCE COMPANY

By:
Name:
Title:

JEFFERSON PILOT LIFEAMERICA INSURANCE COMPANY

By:
Name:
Title:

SCHEDULE I

	Principal Amount
Holder	Series A	Series B	Series C
The Guardian Life Insurance Company of America			$20,000,000
Connecticut General Life Insurance Company		$12,000,000
Life Insurance Company of North America		8,000,000
Jefferson Pilot Financial Insurance Company	$6,000,000
Jefferson-Pilot Life Insurance Company		5,000,000
Jefferson Pilot LifeAmerica Insurance Company	1,500,000	2,500,000

Schedule I